exhibit n

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Nuveen Preferred and Income 2022 Term Fund:

We consent to the use of our report dated December 6, 2016 with respect to the financial statements of Nuveen Preferred and Income 2022 Term Fund included herein and to the references to our firm under the headings “Legal Opinions and Experts” in the Prospectus and “Experts” in the Statement of Additional Information filed on form N-2.

/s/ KPMG LLP

January 25, 2017

Chicago, Illinois